UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Xenia Hotels & Resorts, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2025

The following information supplements the proxy statement (the “Proxy Statement”) of Xenia Hotels & Resorts, Inc., (the “Company”) filed with the U.S. Securities and Exchange Commission on March 31, 2025 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

This information is being furnished in response to a report issued by a third-party proxy advisory service, Institutional Shareholder Services (“ISS”). We are pleased that ISS has recommended a “FOR” vote on our Say-on-Pay proposal, recognizing that the Company’s compensation program effectively links pay to long-term company performance. ISS’s voting recommendations to its clients were consistent with all of the Board’s recommendations for the proposals in the Proxy Statement except that, ISS recommended a vote against Proposal 3 ‑ Approve an Amendment to the Company's 2015 Incentive Award Plan.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Proposal 3 ‑ Approve an Amendment to the 2015 Incentive Award Plan

The Board reiterates its recommendation that you vote “FOR” Proposal 3.

The 2015 Plan is an integral part of our overall compensation strategy. If the Amendment is not approved by stockholders and the remaining shares authorized for issuance under the 2015 Plan are exhausted, then the Company may no longer be able to use equity awards as part of its incentive compensation program. In order to provide appropriate and competitive incentive compensation opportunities, the Company will be limited to granting incentive awards that are payable in cash, which may be more costly to stockholders and provides for less alignment of interests between executive officers and stockholders than equity awards.

The 2015 Plan benefits the Company by (i) aligning the interests of its executive officers with those of its stockholders (a significant portion of our executive officers’ compensation is in the form of equity or equity-based awards, whether in the form of shares of common stock, restricted stock units or units of limited partnership interest in the Company’s Operating Partnership), (ii) supporting our recruitment and retention of key employees with ability and initiative by enabling such individuals to participate in the future success of the Company, and (iii) supporting our pay-for-performance philosophy by providing incentives for employees and other individuals who provide valuable services to the Company.

Through the combination of robust ownership guidelines for executive officers and annual grants of time- and performance-based vesting equity awards, the value of the executive officers’ total compensation increases as total returns to stockholders increase. Moreover, the Company’s executive compensation program is designed to reward favorable total stockholder returns, both on an absolute basis and relative to peers of the Company, taking into consideration the Company’s competitive position within the lodging REIT industry.

The Compensation Committee has developed and implemented a pay for performance compensation program which relies heavily on the use of equity grants as an effective tool for compensating the Company’s executives and strongly aligns interests with our stockholders. We appreciate that our stockholders have consistently shown strong support of this compensation program as evidenced by the fact that:

•The Company has the highest average “Say-on-Pay” support over the last three years amongst its Equity Award Peer Group
•The Company has received at least 97% support for each of the past three years on its “Say-on-Pay” proposal
•The Company has received recommendations “For” its “Say-on-Pay” proposal from the two leading proxy advisory firms for each of the past three years

Without the ability to use equity grants as an effective tool for compensating the Company’s executives, the Company will be limited to granting incentive awards that are only payable in cash, a method that can be more costly to stockholders and provides for less alignment of interests than awards of equity. For the reasons stated herein and together with our reasonable three-year average burn rate of 0.37%, which is well below ISS’s benchmark of 1.05%, we believe that our stockholders should support Proposal 3.

As of March 21, 2025, there were 1,490,571 shares available for future issuance under the 2015 Plan, 101,436,285 shares of common stock ("Common Stock") outstanding, and 5,769,114 units of limited partnership in our Operating Partnership (“LTIP Units”) outstanding, for a total of 107,205,399 shares of Common Stock and LTIP Units outstanding. As of that date, there were 1,490,571 shares of Common Stock remaining available for issuance under the 2015 Plan and the Company had 4,360,198 unvested shares of Common Stock and LTIP Units outstanding.

The Board has unanimously recommended stockholders approve an increase to the aggregate number of shares of common stock that may be issued pursuant to awards under the 2015 Plan by 2,250,000 shares, which equates to approximately 2.10% of the total number of Common Stock and LTIP Units outstanding.

The Company has demonstrated responsible grant practices.

The Company has demonstrated responsible grant practices as evidenced by the following key highlights:

•A majority of our NEOs’ compensation is delivered in the form of equity awards
•A majority of those equity awards (75%) granted to our NEOs are performance-based and tied to rigorous relative and absolute total shareholder returns
•In order to earn any of the outstanding performance-based equity awards that are measured by absolute total stockholder return, we must achieve at least a six percent annualized total stockholder return
•All equity awards granted to our NEOs are subject to multi-year vesting requirements to facilitate retention and ensure performance alignment
•Our NEOs are required to accumulate and hold a meaningful amount of stock under the Company’s robust stock ownership guidelines

Three-year average burn rate of 0.37% - was well below the ISS benchmark of 1.05%.

In order to provide complete and transparent disclosure, the table below includes all time-based awards (granted to both employees and directors) and earned performance-based shares, which per ISS’ methodology, results in a burn rate of 0.37%, well below the ISS benchmark of 1.05%.

Burn Rate Calculation	Fiscal Year
	2024	2023	2022
Time-Based Value Awards Granted	366,624	327,927	243,329
Performance-Based Full Value Awards Earned	189,624	98,794	—
Total Full Value Awards Granted or Earned(1)	556,248	426,721	243,329
Weighted Average Common Shares Outstanding + OP Units Outstanding(2)	106,342,977	111,974,148	117,496,018
Burn Rate(3)	0.52%	0.38%	0.21%
3-Year Average Burn Rate			0.37%
(1)Total full-value awards granted or earned is the sum of time-based awards granted during each fiscal year and performance-based full-value shares earned each fiscal year.
(2)Includes OP Units outstanding of 4,496,674, 3,782,000 and 3,427,285 for the fiscal years ended December 31, 2024, 2023, and 2022, respectively.
(3)Burn Rate is calculated as (shares subject to full value awards granted or earned) / (weighted-average common stock outstanding + OP Units outstanding).

The Board of Directors hopes you will consider the above supplementary facts before you vote your shares.

For the reasons stated above and those included in the “Proposal 3: Approve An Amendment to the 2015 Incentive Award Plan” section of the Proxy Statement, the Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 3 to approve the amendment to the 2015 Plan.